As filed with the Securities and Exchange Commission on October 22, 2007

Registration No. 333-142363

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6
to
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Vanguard Natural Resources, LLC

(Exact name of registrant as specified in its charter)

Delaware	1311	61-1521161
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7700 San Felipe, Suite 485

Houston, Texas 77063

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott W. Smith

Vanguard Natural Resources, LLC

7700 San Felipe, Suite 485

Houston, Texas 77063

(832) 327-2255

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David P. Oelman Douglas E. McWilliams Vinson & Elkins L.L.P. First City Tower 1001 Fannin, Suite 2300 Houston, Texas 77002 (713) 758-2222	G. Michael O’Leary Andrews Kurth LLP 600 Travis Street, Suite 4200 Houston, Texas 77002 (713) 220-4200

Approximate date of commencement of proposed sale to the public:   As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-142363) of Vanguard Natural Resources, LLC is being filed solely to amend Item 16(a) of Part II thereof and to transmit certain exhibits thereto. This Amendment No. 6 does not modify any provision of the Prospectus constituting Part I or Items 13, 14, 15, 16(b) or 17 of Part II of the Registration Statement. Accordingly, the Prospectus and those Items of Part II have not been included in this Amendment No. 6.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.                 Exhibits and Financial Statement Schedules.

(a)   EXHIBIT INDEX

Exhibit Number		Description
1.1*	—	Form of Underwriting Agreement
3.1*	—	Certificate of Formation of Vanguard Natural Resources, LLC
3.2*	—

Form of Second Amended and Restated Limited Liability Company Agreement of Vanguard Natural Resources, LLC (included as Appendix A to the Prospectus and including specimen unit certificate for the units)

5.1*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
8.1*	—	Opinion of Vinson & Elkins L.L.P relating to tax matters
10.1*	—	Credit Agreement, dated January 3, 2007, by and between Nami Holding Company, LLC, Citibank, N.A., as administrative agent and L/C issuer and the lenders party thereto
10.2*	—	First Amendment to Credit Agreement, dated March 2, 2007, by and between Nami Holding Company, LLC, Citibank, N.A., as administrative agent and L/C issuer, and the lenders party thereto
10.3*	—

Second Amendment to Credit Agreement, dated April 13, 2007, by and between Vanguard Natural Gas, LLC (formerly Nami Holding Company, LLC), Citibank, N.A., as administrative agent and L/C issuer, and the lenders party thereto

10.4*	—	Form of Vanguard Natural Resources, LLC Long-Term Incentive Plan
10.5*	—	Form of Vanguard Natural Resources, LLC Long-Term Incentive Plan Phantom Options Grant Agreement
10.6*	—	Form of Vanguard Natural Resources, LLC Class B Unit Plan
10.7*	—	Form of Vanguard Natural Resources, LLC Class B Unit Plan Restricted Class B Unit Grant
10.8*	—	Management Services Agreement by and between Vinland Energy Operations, LLC, Vanguard Natural Gas, LLC, Trust Energy Company, LLC and Ariana Energy, LLC
10.9*	—	Participation Agreement by and between Vinland Energy Eastern, LLC, Vanguard Natural Gas, LLC, Trust Energy Company, LLC and Ariana Energy, LLC
10.10*	—	Gathering and Compression Agreement by and between Vinland Energy Gathering, LLC, Vinland Energy Eastern, LLC, Vanguard Natural Gas, LLC and Ariana Energy, LLC
10.11*	—	Gathering and Compression Agreement by and between Vinland Energy Gathering, LLC, Vinland Energy Eastern, LLC, Vanguard Natural Gas, LLC and Trust Energy Company
10.12*	—	Gathering and Compression Agreement by and between Vinland Energy Gathering, LLC and Nami Resources Company, L.L.C.
10.13*	—	Well Services Agreement by and between Vinland Energy Operations, LLC, Vanguard Natural Gas, LLC and Ariana Energy, LLC
10.14*	—	Well Services Agreement by and between Vinland Energy Operations, LLC, Vanguard Natural Gas, LLC and Trust Energy Company, LLC
10.15*	—	Well Services Agreement by and between Vinland Energy Operations, LLC and Nami Resources Company, L.L.C.
10.16	—	Amended and Restated Operating Agreement by and between Vinland Energy Operations, LLC, Vinland Energy Eastern, LLC and Ariana Energy, LLC
10.17*	—	Operating Agreement by and between Vinland Energy Operations, LLC, Vinland Energy Eastern, LLC and Trust Energy Company, LLC

10.18*	—

Amended and Restated Indemnity Agreement by and between Nami Resources Company, L.L.C., Vinland Energy Eastern, LLC, Trust Energy Company, LLC, Vanguard Natural Gas, LLC and Vanguard Natural Resources, LLC

10.19*	—	Revenue Payment Agreement by and between Nami Resources Company, L.L.C. and Trust Energy Company
10.20*	—	Gas Supply Agreement by and between Nami Resources Company, L.L.C. and Trust Energy Company
10.21*	—	Amended Employment Agreement, dated April 18, 2007, by and between Scott W. Smith, VNR Holdings, LLC and Vanguard Natural Resources, LLC
10.22*	—	Amended Employment Agreement, dated April 18, 2007, by and between Richard A. Robert, VNR Holdings, LLC and Vanguard Natural Resources, LLC
10.23*	—	Registration Rights Agreement, dated April 18, 2007, between Vanguard Natural Resources, LLC and the private investors named therein
10.24*	—	Purchase Agreement, dated April 18, 2007, between Vanguard Natural Resources, LLC, Majeed S. Nami and the private investors named therein
10.25*	—	Form of Omnibus Agreement
10.26*	—	Employment Agreement, dated May 15, 2007, by and between Britt Pence, VNR Holdings, LLC and Vanguard Natural Resources, LLC
10.27*		Contract for Sale and Purchase of Natural Gas, dated March 6, 2007, between Trust Energy Company, LLC and North American Energy Corporation
10.28*	—	Natural Gas Contract, dated May 26, 2003, between Nami Resources Company, Inc. and Osram Sylvania Products, Inc.
10.29*	—	Natural Gas Purchase Contract, dated December 16, 2004, between Nami Resources Company, LLC and Dominion Field Services, Inc.
10.30*	—	Natural Gas Purchase Contract, dated December 28, 2004, between Nami Resources Company, LLC and Dominion Field Services, Inc.
10.31*	—	Director Compensation Agreement
10.32*	—

Third Amendment to Credit Agreement, dated May 4, 2007, by and between Vanguard Natural Gas, LLC (formerly Nami Holding Company, LLC), Citibank, N.A., as administrative agent and L/C issuer, and the lenders party thereto

10.33*	—

Fourth Amendment to Credit Agreement, dated August 30, 2007, by and between Vanguard Natural Gas, LLC (formerly Nami Holding Company, LLC), Citibank, N.A., as administrative agent and L/C issuer, and the lenders party thereto

10.34*	—

Fifth Amendment to Credit Agreement, dated October 5, 2007, by and between Vanguard Natural Gas, LLC (formerly Nami Holding Company, LLC), Citibank, N.A., as administrative agent and L/C issuer, and the lenders party thereto

21.1*	—	List of subsidiaries of Vanguard Natural Resources, LLC
23.1*	—	Consent of UHY LLP
23.2*	—	Consent of Rodefer Moss & Co., PLLC
23.3*	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
23.4*	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1)
23.5*	—	Consent of Netherland Sewell & Associates, Inc.
23.6*	—	Consent of Wright & Company
23.7*	—	Consent of Schlumberger Data and Consulting Services
23.8*	—	Consent of UHY LLP
24.1*	—	Powers of Attorney (contained on the signature page)
99.1*	—	Consent of W. Richard Anderson

*                    Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 22, 2007.

VANGUARD NATURAL RESOURCES, LLC
By:	/s/ SCOTT W. SMITH
Scott W. Smith
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ SCOTT W. SMITH	President and Chief Executive	October 22, 2007
Scott W. Smith	Officer (Principal Executive Officer)
/s/ RICHARD A. ROBERT	Executive Vice President and	October 22, 2007
Richard A. Robert	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
*	Director	October 22, 2007
Lasse Wagene
*	Director	October 22, 2007
Thomas M. Blake
	Director	October 22, 2007
Michael J. Cannon
* By: /s/ SCOTT W. SMITH		October 22, 2007
Attorney-in-fact

EXHIBIT INDEX

(a)           EXHIBIT INDEX

Exhibit Number		Description
1.1*	—	Form of Underwriting Agreement
3.1*	—	Certificate of Formation of Vanguard Natural Resources, LLC
3.2*	—

Form of Second Amended and Restated Limited Liability Company Agreement of Vanguard Natural Resources, LLC (included as Appendix A to the Prospectus and including specimen unit certificate for the units)

5.1*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
8.1*	—	Opinion of Vinson & Elkins L.L.P relating to tax matters
10.1*	—	Credit Agreement, dated January 3, 2007, by and between Nami Holding Company, LLC, Citibank, N.A., as administrative agent and L/C issuer and the lenders party thereto
10.2*	—	First Amendment to Credit Agreement, dated March 2, 2007, by and between Nami Holding Company, LLC, Citibank, N.A., as administrative agent and L/C issuer, and the lenders party thereto
10.3*	—

Second Amendment to Credit Agreement, dated April 13, 2007, by and between Vanguard Natural Gas, LLC (formerly Nami Holding Company, LLC), Citibank, N.A., as administrative agent and L/C issuer, and the lenders party thereto

10.4*	—	Form of Vanguard Natural Resources, LLC Long-Term Incentive Plan
10.5*	—	Form of Vanguard Natural Resources, LLC Long-Term Incentive Plan Phantom Options Grant Agreement
10.6*	—	Form of Vanguard Natural Resources, LLC Class B Unit Plan
10.7*	—	Form of Vanguard Natural Resources, LLC Class B Unit Plan Restricted Class B Unit Grant
10.8*	—	Management Services Agreement by and between Vinland Energy Operations, LLC, Vanguard Natural Gas, LLC, Trust Energy Company, LLC and Ariana Energy, LLC
10.9*	—	Participation Agreement by and between Vinland Energy Eastern, LLC, Vanguard Natural Gas, LLC, Trust Energy Company, LLC and Ariana Energy, LLC
10.10*	—	Gathering and Compression Agreement by and between Vinland Energy Gathering, LLC, Vinland Energy Eastern, LLC, Vanguard Natural Gas, LLC and Ariana Energy, LLC
10.11*	—	Gathering and Compression Agreement by and between Vinland Energy Gathering, LLC, Vinland Energy Eastern, LLC, Vanguard Natural Gas, LLC and Trust Energy Company
10.12*	—	Gathering and Compression Agreement by and between Vinland Energy Gathering, LLC and Nami Resources Company, L.L.C.
10.13*	—	Well Services Agreement by and between Vinland Energy Operations, LLC, Vanguard Natural Gas, LLC and Ariana Energy, LLC
10.14*	—	Well Services Agreement by and between Vinland Energy Operations, LLC, Vanguard Natural Gas, LLC and Trust Energy Company, LLC
10.15*	—	Well Services Agreement by and between Vinland Energy Operations, LLC and Nami Resources Company, L.L.C.
10.16	—	Amended and Restated Operating Agreement by and between Vinland Energy Operations, LLC, Vinland Energy Eastern, LLC and Ariana Energy, LLC
10.17*	—	Operating Agreement by and between Vinland Energy Operations, LLC, Vinland Energy Eastern, LLC, Trust Energy Company, LLC, Vanguard Natural Gas, LLC and Vanguard Natural Resources, LLC
10.18*	—	Amended and Restated Indemnity Agreement by and between Nami Resources Company, L.L.C., Vinland Energy Eastern, LLC and Trust Energy Company, LLC

10.19*	—	Revenue Payment Agreement by and between Nami Resources Company, L.L.C. and Trust Energy Company
10.20*	—	Gas Supply Agreement by and between Nami Resources Company, L.L.C. and Trust Energy Company
10.21*	—	Amended Employment Agreement, dated April 18, 2007, by and between Scott W. Smith, VNR Holdings, LLC and Vanguard Natural Resources, LLC
10.22*	—	Amended Employment Agreement, dated April 18, 2007, by and between Richard A. Robert, VNR Holdings, LLC and Vanguard Natural Resources, LLC
10.23*	—	Registration Rights Agreement, dated April 18, 2007, between Vanguard Natural Resources, LLC and the private investors named therein
10.24*	—	Purchase Agreement, dated April 18, 2007, between Vanguard Natural Resources, LLC, Majeed S. Nami and the private investors named therein
10.25*	—	Form of Omnibus Agreement
10.26*	—	Employment Agreement, dated May 15, 2007, by and between Britt Pence, VNR Holdings, LLC and Vanguard Natural Resources, LLC
10.27*		Contract for Sale and Purchase of Natural Gas, dated March 6, 2007, between Trust Energy Company, LLC and North American Energy Corporation
10.28*	—	Natural Gas Contract, dated May 26, 2003, between Nami Resources Company, Inc. and Osram Sylvania Products, Inc.
10.29*	—	Natural Gas Purchase Contract, dated December 16, 2004, between Nami Resources Company, LLC and Dominion Field Services, Inc.
10.30*	—	Natural Gas Purchase Contract, dated December 28, 2004, between Nami Resources Company, LLC and Dominion Field Services, Inc.
10.31*	—	Director Compensation Agreement
10.32*	—

Third Amendment to Credit Agreement, dated May 4, 2007, by and between Vanguard Natural Gas, LLC (formerly Nami Holding Company, LLC), Citibank, N.A., as administrative agent and L/C issuer, and the lenders party thereto

10.33*	—

Fourth Amendment to Credit Agreement, dated August 30, 2007, by and between Vanguard Natural Gas, LLC (formerly Nami Holding Company, LLC), Citibank, N.A., as administrative agent and L/C issuer, and the lenders party thereto

10.34*	—

Fifth Amendment to Credit Agreement, dated October 5, 2007, by and between Vanguard Natural Gas, LLC (formerly Nami Holding Company, LLC), Citibank, N.A., as administrative agent and L/C issuer, and the lenders party thereto

21.1*	—	List of subsidiaries of Vanguard Natural Resources, LLC
23.1*	—	Consent of UHY LLP
23.2*	—	Consent of Rodefer Moss & Co., PLLC
23.3*	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
23.4*	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1)
23.5*	—	Consent of Netherland Sewell & Associates, Inc.
23.6*	—	Consent of Wright & Company
23.7*	—	Consent of Schlumberger Data and Consulting Services
23.8*	—	Consent of UHY LLP
24.1*	—	Powers of Attorney (contained on the signature page)
99.1*	—	Consent of W. Richard Anderson

*                    Previously filed